Exhibit 24.1
POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints David R. O'Reilly as the undersigned's true and lawful attorney and agent, with full power of substitution and resubstitution for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Howard Hughes Holdings Inc. for the year ended December 31, 2024 and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney and agent full power and authority to do any and all acts and things necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ R. Scot Sellers	/s/ Beth Kaplan
R. Scot Sellers	Beth Kaplan

/s/ David Eun	/s/ Allen Model
David Eun	Allen Model

/s/ Adam Flatto	/s/ Steven Shepsman
Adam Flatto	Steven Shepsman

/s/ Ben Hakim	/s/ Mary Ann Tighe
Ben Hakim	Mary Ann Tighe

/s/ Dana Hamilton	/s/ Anthony Williams
Dana Hamilton	Anthony Williams

Dated: February 26, 2025